SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) June 15, 2004

                               GASCO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                     0-26321              98-0204105
(State or other jurisdiction of      (Commission          (IRS Employer
        incorporation)               File Number)       Identification No.)

    14 INVERNESS DRIVE EAST, BUILDING H, SUITE 236, ENGLEWOOD, COLORADO 80112
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 483-0044

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)














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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of businesses acquired: Not applicable.

         (b) Pro forma financial information: Not applicable.

         (c) Exhibits:

             REGULATION
             S-K NUMBER                         DOCUMENT

                99.1                Press release dated June 15, 2004

ITEM 9.  REGULATION FD DISCLOSURE

         Pursuant to General Instruction F., the registrant incorporates by reference the information contained in the document filed as Exhibit
         99.1 to this Form 8-K.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GASCO ENERGY, INC.


June 15, 2004                      By:  /s/ W. KING GRANT
                                      ------------------------------------------
                                          W. King Grant
                                          Chief Financial Officer








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                                  EXHIBIT 99.1

                        PRESS RELEASE DATED JUNE 15, 2004

GASCO
ENERGY            NEWS RELEASE
================================================================================

FOR RELEASE AT 9:00 AM EDT ON TUESDAY, JUNE 15, 2004

                  GASCO ENERGY ANNOUNCES BLACKHAWK DISCOVERIES,
                       PROVIDES RIVERBEND ACTIVITY UPDATE

DENVER - (PR Newswire) - June 15, 2004- Gasco Energy, Inc. (OTC BB: GASE) today announced that its Wilkin Ridge 12-32 well has discovered commercial quantities of natural gas in the Blackhawk Formation on the company's Riverbend Project in Utah's Uinta Basin. Along with Gasco's Gate Canyon State 31-21, another Blackhawk discovery, these are the first two Gasco wells to produce from the Blackhawk Formation.

The Blackhawk formation is an emerging play in the Uinta Basin that is currently being successfully tested by several operators. This formation consists of multiple marine sand bodies that are currently found to be productive at depths ranging from 10,000 feet to greater than 12,000 feet requiring incremental drilling of 750 to 1,500 feet taking from five to 10 days of additional time.

BLACKHAWK DISCOVERIES
WILKIN RIDGE 12-32 (GASCO OPERATED: 30% WI)
At the time of this news release, the Wilkin Ridge 12-32, a Mesaverde and Blackhawk test, was completed in multiple sands with three fracture stimulation stages in the Blackhawk Formation only. This well reached total depth of 13,200 feet on May 3, 2004. The 24-hour initial production rate was approximately 2.1 million cubic feet of natural gas per day (MMcf/d) with initial flowing tubing pressure of 2,750 psi, utilizing a 12/64" choke while continuing to flow back frac fluids. Gasco anticipates completing the Lower and Upper Mesaverde (Dark Canyon) formations in the near future. Gas has been flowing to sales since June 8, 2004.

As a result of the well completion, the Wilkin Ridge 12-32, earned approximately 5,760 gross acres under the terms of farm in agreements among Gasco and the other working interest owners. This well is a component of the first 10-well bundle of the service parties' agreement entered into in January 2004 among Gasco and certain third party service providers. Gasco retains a 75% working interest in offsetting locations and in the 5,760 gross acres earned by the well.

GATE CANYON STATE 31-21 (GASCO OPERATED: 30% WI)
On March 1, 2004, the Gate Canyon State 31-21 reached total depth of 11,430 feet and was successfully completed in the Wasatch, Lower and Upper Mesaverde (Dark Canyon) and Blackhawk formations. The 24-hour initial production rate from all zones was 1.1 MMcf/d. The well continues to undergo final completion activities while gas production is flowing directly to sales into the main sales line with a pressure of approximately 750 psi. Compression equipment is expected to be installed within the first part of July which should aid in lowering line pressure while increasing sales rates. The well is currently producing 600 thousand cubic feet per day (Mcf/d), while continuing to flow back frac fluids. The Gate Canyon area is located 12 miles southwest of the Wilkin Ridge discovery and 25 miles south southwest of the Riverbend area. This well earned approximately 1,600 gross acres and is also a component of the first 10-well bundle of the January 2004 service parties' agreement. Gasco retains a 100% working interest in offsetting locations and in the 1,600 gross acres earned by the well.

OPERATIONS AND PRODUCTION

Gasco recently drilled two wells in the Riverbend area in the northeastern part of Gasco's leasehold. One well was drilled to a depth of 11,650 feet to evaluate the Wasatch and Mesaverde formations. A frac program is being designed and Gasco anticipates completion activities to begin in the next several weeks. An additional well in the same area is being drilled to test Wastach and Mesaverde and is anticipated to reach total depth this


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week. Once drilling on the second well is completed, the rig will be moved to the Federal 11-22-9-19 drillsite, a 40-acre offset to the Lytham Federal 22-22-9-19, which had an initial production rate of 2.3 MMcf/d.

Year-to-date, Gasco has drilled three gross wells, is completing two wells and is recompleting an additional four wells. The company anticipates drilling a total of 10 to 15 gross wells for its 2004 drilling program. The company currently operates 16 gross wells including two wells that are currently being drilled. Gasco also recompleted the Federal 43-24 (80% WI) in the Upper Mesaverde Formation, increasing production by approximately 500 Mcfe/d. Three additional recompletion targets have been identified to date. All operational activity is planned for the Riverbend Project in the Uinta Basin.

Including production from the Gate Canyon and Wilkin Ridge wells, current production is 5.3 MMcfe/d gross and 2.7 MMcfe/d net to Gasco's working interest, which is approximately double its production rates exiting 2003. Total gross acreage controlled or owned by Gasco in the Uinta Basin is 129,278 gross acres (71,484 net).

MANAGEMENT COMMENT
"Gasco's Blackhawk discoveries are an important development for our Riverbend Project," said Gasco CEO and president, Mark Erickson. "By adding this new producing horizon across parts of our large Uinta Basin leasehold position, we have the potential to improve per-well economics and accelerate reserve additions. As a small, growing company, each well we bring online materially effects our production and reserves. Our increased activity is also benefiting operations efficiencies. Time to total depth is decreasing and rig-move times are improving as we become better at drilling these wells. We are working to increase production rates and frac design synergies while lowering costs in every possible operational category to best exploit this play."

UPCOMING CONFERENCE
Gasco management will be presenting at the upcoming Petrie Parkman & Co. Rocky Mountain Energy Forum on June 16, 2004. The investor presentation will be available for review at WWW.GASCOENERGY.COM.

ABOUT GASCO ENERGY
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit WWW.GASCOENERGY.COM.

FORWARD-LOOKING STATEMENTS
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in
Part I, Item 1 of the Company's latest Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044
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